EXHIBIT 5(D)

[LOGO OF PACIFIC LIFE] Pacific Life Insurance Company P.o. Box 7187 Pasadena, CA 91109-7187 www.PacificLife.com (800)722-2333	EARNINGS ENHANCEMENT GUARANTEE (EEG) RIDER REQUEST

Rider subject to state availability. Please refer to prospectus for more information.

1. GENERAL INFORMATION Owner’s Name (First, Middle Initial, Last)		Daytime Phone ( )

Contract Number	SSN/TIN

EARNINGS ENHANCEMENT GUARANTEE (EEG) RIDER The EEG Rider is available for Pacific Value, Pacific Portfolios, Pacific One Select, Pacific Innovations Select, Pacific One and Pacific Innovations. All annuitants must be age 75 or younger to purchase the EEG Rider.

When the EEG Rider may be purchased:

•	For contracts issued on or after May 1, 2001, the EEG Rider may be purchased at any time before the 30th day following the first contract anniversary.
•	For contracts issued prior to May 1, 2001, the EEG Rider may be purchased at any time before the 30th day following the contract anniversary which falls on or before December 31, 2002.

When the EEG Rider will be effective:

•	The EEG Rider will only be effective on the contract date or on a contract anniversary.
•	If purchased within 30 days after the contract date or a contract anniversary, the EEG Rider will be effective retroactively to that date.
•	If purchased at any other time during the allowable purchase period, the EEG Rider will be effective on the following contract anniversary.

By adding this rider to my contract, I UNDERSTAND THAT:

•	On each contract anniversary, a charge of 0.25% (“EEG Charge”) of the contract value will be assessed (in arrears).

•	In the event of a full withdrawal, the entire EEG Charge for the contract year in which such withdrawal occurs will be deducted from the final payment.

•	Once purchased, the EEG Rider will remain in effect until the earlier of:
(a)	the date a full withdrawal of the amount available for withdrawal is made under the contract;
(b)	the date a death benefit becomes payable under the contract;
(c)	the date the contract is terminated in accordance with the provisions of the contract; or
(d)	the date the contract is annuitized.

•	The EEG Rider may not be canceled.

2. SIGNATURES
/ /
Owner’s Signature	Date
/ /
Joint Owner’s Signature	Date

55-15000 [EEGR]

[LOGO OF PACIFIC LIFE]	EARNINGS ENHANCEMENT GUARANTEE (EEG) RIDER REQUEST

When to use this form:	Use this form to add the Earnings Enhancement Guarantee (EEG) Rider after contract issue.

Where to send this form:	By regular mail:
Pacific Life Insurance Company
P.O. Box 7187
Pasadena, CA 91109-7187

By overnight mail:
Pacific Life Insurance Company
1111 S. Arroyo Parkway, Suite 205 Pasadena, CA 91105

Who to call for help or questions:	Your registered representative or Pacific Life at (800) 722-2333.

INSTRUCTIONS

1.	General Information: Provide the owner’s name, the contract number, the taxpayer identification number and a daytime telephone number. Please refer to each product’s prospectus for more information.

2.	Signatures: This form must be signed and dated by the owner(s).